UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2014

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On July 29, 2014, CIM Urban Partners, L.P. (the “Borrower”), a wholly owned subsidiary of CIM Commercial Trust Corporation, the Borrower’s existing Lenders (as defined in the Third Amendment) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), entered into an amendment (the “Third Amendment”) to the Borrower’s Credit Agreement, dated as of August 28, 2013 (as amended on October 16, 2013 and April 7, 2014, the “Credit Agreement”), among the Borrower, the Lenders (as defined in the Third Amendment) party thereto and the Administrative Agent.

The effect of the Third Amendment was to extend the maturity date of the Credit Agreement from August 28, 2014 until October 10, 2014.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Third Amendment to Credit Agreement, dated as of July 29, 2014, among CIM Urban Partners, L.P., each Lender party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2014
CIM COMMERCIAL TRUST CORPORATION

	By:	/s/ David Thompson
David Thompson, Chief Financial Officer